UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2006
NNN 2003 Value Fund, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51295 (Commission File Number)	20-122092 (IRS Employer Identification No.)
1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices) (Zip Code)
(877) 888-7348
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.
Item 2.01. Completion of Acquisition and Disposition of Assets.
Item 9.01. Financial Statements and Exhibits.
Pro Forma Condensed Consolidated Balance Sheet
Pro Forma Condensed Consolidated Statement of Operations
Pro Forma Condensed Consolidated Statement of Operations
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SIGNATURES

Item 1.01. Entry into Material Definitive Agreement.
On June 13, 2006, we entered into an agreement, or the Agreement, for the sale of a 21.5% interest in the 3500 Maple Avenue property located in Dallas, Texas, or the Property, to NNN 3500 Maple, LLC, an affiliated entity, or the Buyer, for a total sales price of $14,405,000. Pursuant to the terms of the Agreement, $4,300,000 of the purchase price was to be paid in cash consideration and $10,105,000 of the purchase price was to be paid through the assumption of a portion of the existing mortgage loan payable on the Property. Under the terms of the Agreement, closing would occur on or before June 14, 2006.
Item 2.01. Completion of Acquisition and Disposition of Assets.
The information reported in Item 1.01 of this Current Report on Form 8-K, is incorporated herein by reference.
On June 13, 2006, NNN 2003 Value Fund, LLC sold a 21.5% interest in the Property to the Buyer for a total sales price of $14,405,000. Real estate commissions of $241,000, or 1.7% of the sales price, is payable to Triple Net Realty, Inc., or Realty, of which 75% would be passed through to Triple Net Properties, LLC, our Manager, pursuant to an agreement between our Manager and Realty. As part of the purchase consideration, the Buyer assumed $10,105,000 of the existing mortgage loan payable.
As previously reported in our December 31, 2005 Annual Report on Form 10-K, we purchased a 99.0% interest in the Property on December 27, 2005. In our March 31, 2006 Quarterly Report on Form 10-Q, we previously reported the sale of a 14.0% interest in the Property to the Buyer on February 10, 2006 for a total sales price of $9,381,000.
As a result, upon completion of the June 13, 2006 sale, we sold a cumulative 35.5% interest in the Property for a total sales price of $23,786,000. We anticipate selling our remaining interest in the property through other affiliated transactions with NNN 3500 Maple, LLC in 2006.
Item 9.01. Financial Statements and Exhibits.
(b) Pro forma financial information.
The pro forma financial information required as part of this item is being provided below as follows:
INDEX TO THE PRO FORMA FINANCIAL STATEMENTS
I.	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2006

II.	Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Three Months Ended March 31, 2006

III.	Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Year Ended December 31, 2005

IV.	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NNN 2003 Value Fund, LLC
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only, and are not necessarily indicative of the results of operations of future periods or the results that would have been realized had the Property been disposed of by us as of the dates set forth below. The pro forma condensed consolidated financial statements (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with our consolidated historical financial statements included in our December 31, 2005 Annual Report on Form 10-K and our March 31, 2006 Quarterly Report on Form 10-Q. In management’s opinion, all adjustments necessary to reflect the transactions have been made.
The accompanying unaudited pro forma condensed consolidated balance sheet is presented as if the disposition of the Property had occurred on March 31, 2006.
The accompanying unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2006 is presented as if the disposition of the Property had occurred on January 1, 2005.
The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 is presented as if the disposition of the Property had occurred on January 1, 2005.
The accompanying pro forma condensed consolidated financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisition reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future.

NNN 2003 Value Fund, LLC
Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2006
(Unaudited)

		Partial Sale of
		3500 Maple
	Company	Avenue	Company Pro
	Historical	Property (A)	forma

ASSETS

Real estate investments:
Operating properties, net	$32,873,000	$—	$32,873,000
Land held for development	730,000	—	730,000
Properties held for sale, net	49,475,000	—	49,475,000
Investments in unconsolidated real estate	5,874,000	—	5,874,000

	88,952,000	—	88,952,000

Cash and cash equivalents	14,267,000	4,874,000	19,141,000
Investment in marketable securities	2,550,000	—	2,550,000
Accounts receivable, net	540,000	—	540,000
Accounts receivable from related parties	643,000	—	643,000
Restricted cash	4,216,000	—	4,216,000
Identified intangible assets, net	4,942,000	—	4,942,000
Other assets — properties held for sale	16,308,000	—	16,308,000
Other assets, net	764,000	—	764,000
Notes receivable	2,420,000	—	2,420,000

Total assets	$135,602,000	$4,874,000	$140,476,000

LIABILITIES, MINORITY INTERESTS AND UNIT HOLDERS’ EQUITY

Mortgage loans payable	$26,415,000	$—	$26,415,000
Mortgage loans payable secured by properties held for sale	58,320,000	—	58,320,000
Other debt	540,000	—	540,000
Accounts payable and accrued liabilities	3,438,000	—	3,438,000
Accounts payable due to related parties	352,000	—	352,000
Other liabilities — properties held for sale, net	1,686,000	—	1,686,000
Security deposits and prepaid rent	402,000	—	402,000

	91,153,000	—	91,153,000

Minority interests	701,000	—	701,000
Minority interests — properties held for sale	3,293,000	4,396,000	7,689,000

	3,994,000	4,396,000	8,390,000

Commitments and contingencies
Unit holders’ equity	40,435,000	478,000	40,913,000
Accumulated other comprehensive income	20,000	—	20,000

Total unit holders’ equity	40,455,000	478,000	40,933,000

Total liabilities, minority interests and unit holders’ equity	$135,602,000	$4,874,000	$140,476,000

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

NNN 2003 Value Fund, LLC
Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2006
(Unaudited)

		Partial Sale
		of 3500
		Maple
	Company	Avenue	Company
	Historical	Property (B)	Pro forma

Revenues:
Rental income	$976,000	$—	$976,000

Expenses:
Rental expenses	581,000	—	581,000
General and administrative	225,000	—	225,000
Depreciation and amortization	467,000	—	467,000

	1,273,000	—	1,273,000
Loss before other income (expense)	(297,000)	—	(297,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs)	(594,000)	—	(594,000)
Interest and dividend income	174,000	—	174,000
Gain on sale of marketable securities	75,000	—	75,000
Equity in losses of unconsolidated real estate	(209,000)	—	(209,000)
Other income	66,000	—	66,000
Minority interests	(5,000)	—	(5,000)

Loss from continuing operations	$(790,000)	$—	$(790,000)

Weighted-average number of units outstanding — basic and diluted	9,993	—	9,993

Loss from continuing operations per unit — basic and diluted	$(79.06)	$—	$(79.06)

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

NNN 2003 Value Fund, LLC
Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2005
(Unaudited)

		Partial Sale of
		3500 Maple
	Company	Avenue	Company Pro
	Historical	Property (B)	forma

Revenues:
Rental income	$2,194,000	$—	$2,194,000

Expenses:
Rental expenses	1,714,000	—	1,714,000
General and administrative	1,298,000	—	1,298,000
Depreciation and amortization	943,000	—	943,000

	3,955,000	—	3,955,000
Loss before other income (expense)	(1,761,000)	—	(1,761,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs)	(1,158,000)	—	(1,158,000)
Interest and dividend income	416,000	—	416,000
Gain on sale of marketable securities	344,000	—	344,000
Equity in earnings and gain on sale of unconsolidated real estate	2,510,000	—	2,510,000
Minority interests	(166,000)	—	(166,000)

Income from continuing operations	$185,000	$—	$185,000

Weighted-average number of units outstanding — basic and diluted	10,000	—	10,000

Income from continuing operations per unit — basic and diluted	$18.50	$—	$18.50

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
For the Year Ended December 31, 2005 and the Three Months Ended March 31, 2006
The unaudited pro forma condensed consolidated financial statements have been adjusted as discussed in the notes below.
(A)	The Company Historical balance sheet as of March 31, 2006 reflects the sale of a 14.0% interest in the Property on February 10, 2006. Adjustments have been made for the sale of a 21.5% interest in the Property for $14,405,000. We would have received pro forma net cash proceeds of $4,874,000, after assumption, by the buyer, of a portion of the existing mortgage loan payable on the Property. Of the cash proceeds we would have received, $241,000 would have been payable in real estate commissions to Triple Net Realty, Inc., or Realty, and $274,000 would have been held by us for future reserves of the Property. As a result of the sale, our minority interest would have increased by $4,396,000 and we would have recognized a gain on sale of $478,000.

(B)	Actual revenues and expenses of the Property for the three months ended March 31, 2006 and the year ended December 31, 2005 were presented as discontinued operations in our consolidated financial statements included in our March 31, 2006 Quarterly Report on Form 10-Q and our December 31, 2005 Annual Report on Form 10-K. As such, there are no pro forma adjustments to continuing operations. Income (loss) recorded as discontinued operations related to the Property of $20,000, or $2.00 per unit, and ($1,000), or $(0.10) per unit, during the three months ended March 31, 2006 and the year ended December 31, 2005, respectively, would have decreased (increased) income from discontinued operations by such amounts. The pro forma results exclude the impact of the gain on sale of the 35.5% interest of the Property and the costs related to the dispositions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC
Date: June 19, 2006	By:	/s/ Richard T. Hutton, Jr.
		Name:	Richard T. Hutton, Jr.
		Title:	Chief Executive Officer